Form 4
[image of flag of Québec]Government of Québec	Notice Respecting the Composition
The inspector general	of the Board of Directors
of financial institutions	The Companies Act
Part 1A

1	Corporate name or designating number BAKERTALC INC.

2	The directors of the company are:
Name and surname	Full residential address (including postal code)	Occupation
COWANS, John R.	Florence, Vermont 05774	Businessman
U.S.A.

MILLER, Ian C.	2480, Benny Crescent #215	Businessman
Montréal (Québec) H4B 2R1

MORGAN, John Harold	4691, Bessborough Avenue	Businessman
Montréal (Québec) H4B 2P3

PARENT, Raymond	P.O. Box 85	Businessman
Mansonville (Québec) J0E 1X0

O’BRIEN, Quentin Patrick	R.R. No 1	Businessman
Bainsville (Ontario) R0C 1E0

PRYDE, Douglas S.	168, Carlyle Avenue	Lawyer
Montréal (Québec) H3R 1S9

If space is insufficient, attach an appendix in duplicate.

The company

Position of
per: [signature]	Signatory	Director

For departmental use only		1285-6738

[stamp]
[image of flag of Québec] Government of Québec
                                       Filed on

                             1987-07-31

inspector general of
financial institutions